Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-130634 and 333-136842) and Form S-8 (Nos. 333-87748, 333-87750, and 333-128804), and Form S-4 (No. 333-136843) of Smith & Wesson Holding Corporation of our report dated February 10, 2004 relating to the financial statements of Bear Lake Holdings, Inc., which appears in the Current Report on Form 8-K/A of Smith & Wesson Holding Corporation dated February 12, 2007.
/s/ Nathan Wechsler & Company
Concord, New Hampshire
February 9, 2007